SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) of the

                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) January 24, 1995



                 PHILLIPS-VAN HEUSEN CORPORATION
      (Exact name of registrant as specified in its charter)


                          Delaware
         (State or other jurisdiction of incorporation)


         1-724                          13-1166910
(Commission File Number)     (IRS Employer Identification Number)


      1290 Avenue of the Americas, New York, New York  10104
     (Address of Principal Executive Offices)      (Zip Code)



Registrant's telephone number, including area code (212) 541-5200



  (Former Name or Former Address, if Changed Since Last Report)





                        Page 1 of 7 pages

                 Exhibit Index locate on page 4

ITEM 5.   OTHER EVENTS

     On January 24, 1995, Phillips-Van Heusen Corporation entered into an agreement with Crystal Brands, Inc. and five wholly owned direct and indirect subsidiaries of Crystal Brands, Inc. (collectively "Crystal Brands") to acquire substantially all of the remaining assets of Crystal Brands constituting its Apparel Group for $114.7 million in cash subject to certain adjustments, and the assumption of certain liabilities. Crystal Brands has operated under Chapter 11 of the Federal Bankruptcy Code since January 1994, and the acquisition, which is subject to the receipt of higher and better offers, must receive approval from a Federal Bankruptcy Court.

                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PHILLIPS-VAN HEUSEN CORPORATION


                               By   /Pamela N. Hootkin/
                                  Name:   Pamela N. Hootkin
                                  Title:  Secretary and Treasurer


Date: February 1, 1995

                          EXHIBIT INDEX



Exhibit                    Description                      Page

  99           Phillips-Van Heusen Corporation Press          5
               Release, dated January 25, 1995.